UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2010

ACL Semiconductors Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1701, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong
(Address of principal executive offices) (Zip Code)

011-852- 2799-1996
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers

On June 11, 2010, Ben Wong resigned as a director of ACL Semiconductors Inc. (the “Company”). Mr. Wong’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on June 11, 2010, the Company appointed several new individuals to the following positions:

Mr. Kenneth Lap Yin Chan has been reassigned from the position of Chief Financial Officer to the new positions of Chief Operating Officer and member on the board of directors of the Company.

Mr. Kun Lin Lee, 44 has been appointed as our Chief Financial Officer and member on the board of directors of the Company. Prior to joining the Company as Chief Financial Officer, Mr. Lee held various executive positions, including VP Finance/Business Development at the Company from November, 2009 to May 2010 and Director of Internal Audits, at Sigma Designs Inc and Catalyst Semiconductor from May, 2006 to May, 2007 and April, 2005 to October 2006, respectively where he oversaw its finance, strategy, business development, regulatory compliance and risk management. Mr. Lee started his public accounting career with Arthur Andersen in December, 1997 and later joined BDO Siedman in December, 2004. He later joined an investment banking firm VIA, Inc. servicing semiconductor clients in merger & acquisition, business valuation, and fundraising. Mr. Lee received his B.B.A. degree in Finance from University of Hawaii at Manoa, and his MS from Golden Gate University. In addition, Mr. Lee is a Certified Public Accountant, Certified Information Technology Professional and Certified Financial Forensic and a graduate of CalCPA Leadership Institute.

Mr. Ming Yan Leung, 42 has been appointed as our Chief Technology Officer and member on the board of directors of the Company. From 2000 to Feb, 2008, Mr. Leung was Chief Architect Officer of RV Technology Ltd., where he oversaw various mobile solutions and services for enterprises and end users. In 1997, Mr. Leung leads the banking solution team at the Tech-Trans Group where he lead the implementation of SWIFT-related solution for various banking institutes and a mobile workforce system for an electricity supply company. Mr. Leung holds a Master of Engineering Management from University of Technology, Sydney, and Postgraduate of Investment Decision Making at Wuhan University of Technology.

Mr. Wun Kin Fong, 35 has been appointed as a member of the board of directors of the Company. Mr. Fong has been with the Company as a Sales Director in our sales team for over 10 years, playing a pivotal role in forging strategic relationships between Samsung and the Company’s primary customers. Mr. Fong is experienced in the memory semiconductors market segment and has made significant contribution to the sales turnover growth at the Company over the years. Mr. Fong holds a Bachelor of Business Studies from City University of Hong Kong.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACL SEMICONDUCTORS INC.
Dated: June 11, 2010

	By:	/s/ Kun Lin Lee
		Name:	Kun Lin Lee
		Title:	Chief Financial Officer